Exhibit 99.1

SanSal Wellness Appoints Pharmaceutical and Medical Equipment Industry Veteran Nicholas DiFrancesco as VP of Medical Sales and Marketing

Fort Lauderdale, Florida – May 1, 2018 - SanSal Wellness Holdings, Inc. (“SanSal Wellness” or the “Company”) (OTCQB: SSWH), a vertically-integrated agribusiness focused on producing full spectrum natural phytocannabinoid-rich industrial hemp extracts, is pleased to announce the appointment of Nicholas DiFrancesco to the newly created position of Vice President of Medical Sales and Marketing.

“We are very pleased to welcome Nicholas to SanSal’s growing sales and marketing team as new our new Vice President of Medical Sales and Marketing,” stated Derek Thomas, Vice President of Business Development. “His knowledge, experience, and exceptional performance record within the pharmaceutical and medical equipment industries make him ideally suited to implement a focused sales and marketing strategy to reach more key influencers in the professional medical community such as doctors, pharmacists, physiotherapists, and chiropractors. We are confident in his abilities to lead this new sales initiative for the Company and look forward to leveraging his medical network building experience to expand SanSal into this important market channel.”

For over 16 years, Mr. DiFrancesco has consistently been awarded for high performance and achievements in business development, sales, and strategic marketing within the pharmaceutical and medical device industries. For the past 8 years prior to joining SanSal Wellness, he held various positions with Primus Pharmaceuticals, Inc., an Arizona based developer and marketer of proprietary pharmaceutical brands, rising through the ranks from sales ‘Rookie of the Year” in 2011, to MVP #1 sales ranking in the country in 2013, and to Specialty Professional Territory Manager in 2016.

During his time with Primus, Nicholas was responsible for relationship development of high-profile key opinion leaders (i.e. doctors) for national exposure of Primus and various Primus medications. He was also responsible for co-ordination of public relations engagements, trade shows, and the design, planning, and launch of direct-to-consumer advertising and marketing on the national level for Primus pharmaceuticals.

From 2008 to 2011, Mr. DiFrancesco was a Director of Marketing with Rotech Healthcare Inc., a national provider of respiratory and sleep apnea treatments as well as home medical equipment, based in Orlando, Florida. During this time, he successfully spearheaded a strategic marketing plan which double active accounts, tripled sales volume, developed brand awareness, and established relationships with pulmonologist, internists, cardiologists and oncologists across hospitals, assisted living centers, dialysis centers, and sleep centers.

Nicholas DiFrancesco, newly appointed Vice President of Medical Sales and Marketing of SanSal Wellness commented, “I am extremely excited to have the opportunity to help build awareness and acceptance for SanSal Wellness’ brands and cannabinoid-rich industrial hemp oil products and within the national community of medical practitioners including doctors, pharmacists, chiropractors, and physiotherapists. Though their local support, influence, and recommendations, SanSal is poised to reach tens of thousands of potential new customers and establish itself as a leading brand and provider of high-quality hemp oil extracts within the medical community.”

About SanSal Wellness Holdings, Inc.

SanSal Wellness Holdings, Inc. (OTCQB: SSWH) is focused on producing superior quality, whole-plant, broad spectrum phytocannabinoid-rich hemp oils and extracts. SanSal Wellness currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information, visit www.sansalwellness.com.

SanSal Wellness Holdings, Inc. - IR/Media Contact

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Cautionary Language Concerning Forward-Looking Statements

This SanSal Wellness Holdings, Inc. press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.